UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2013, the Company, CBRE Services, Inc., a subsidiary of the Company (“Services”), certain subsidiaries of Services, the lenders party thereto, and Credit Suisse AG (“Credit Suisse”), as Administrative Agent and Collateral Agent, entered into an amendment and restatement agreement (the “Amendment and Restatement”) which amended and restated that certain Credit Agreement, dated as of November 10, 2010 (the “Existing Credit Agreement”, as amended prior to the date hereof and as further amended pursuant to the Amendment and Restatement, the “Credit Agreement”), among the Company, Services, certain subsidiaries of Services, the lenders party thereto and Credit Suisse, as Administrative Agent and Collateral Agent.

The Credit Agreement provides for the following credit facilities, the proceeds of which were used to repay in full the loans outstanding under the Existing Credit Agreement:

•	a $500.0 million senior secured tranche A term loan facility;

•	a $215.0 million senior secured tranche B term loan facility; and

•

a senior secured revolving credit facility of up to $1,200.0 million that allows for borrowings outside of the United States, with (i) a $150.0 million sub-facility allowing for multicurrency revolving borrowings available to the U.S. Borrower (Services), the Canadian Borrower (CBRE Limited), the Australian Borrower (CBRE Pty Limited) and the New Zealand Borrower (CBRE Limited) and (ii) a $150.0 million sub-facility allowing for U.K. revolving loans to the U.S. Borrower and the U.K. Borrower (CBRE Limited).

The revolving credit facility includes borrowing capacity of up to $100.0 million for letters of credit, and $55.0 million for short-term borrowing referred to as swingline loans, of which up to $20.0 million is available to the U.S. Borrower and up to $35.0 million is available to the New Zealand Borrower.

On March 28, 2013, the U.S. Borrower borrowed (i) $200.0 million under the tranche A term loan facility (with the ability to borrow an additional $300.0 million under the tranche A term loan facility by July 26, 2013), (ii) $215.0 million under the tranche B term loan facility and (iii) approximately $141.4 million under the revolving facility. These amounts were used to repay all amounts outstanding under the Existing Credit Agreement, which was amended and restated as described herein.

In addition to implementing the facilities described above, the Amendment and Restatement amended the Existing Credit Agreement to, among other things:

•	Increase the amount of certain indebtedness of non-guarantor subsidiaries permitted to be assumed and/or incurred under the Credit Agreement;

•	Increase the amount of certain liens permitted to be assumed and/or incurred under the Credit Agreement;

•

Increase the ability to make certain investments permitted under the Credit Agreement (including, without limitation, investments in joint ventures or in connection with certain “foreign restructuring transactions”);

•	Increase the amount of asset sales permitted to be made under the Credit Agreement (including, without limitation, any asset sale which constitutes an investment permitted under the Credit Agreement);

•

Increase the amount of certain restricted payments permitted under the Credit Agreement (including, without limitation, restricted payments made in connection with certain “foreign restructuring transactions”); and

•	Provide certain other ancillary amendments related thereto.

Interest Rate and Fees

Borrowings under the Credit Agreement bear interest at a rate equal to an applicable rate plus, at the applicable borrowers’ option, either (1) a base rate determined by reference to the greatest of (a) the prime rate determined by Credit Suisse, (b) the federal funds rate plus 1/2 of 1% and (c) the sum of (i) an adjusted LIBO rate determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars, Pounds or Euro, as applicable, for the applicable interest period of one month plus (ii) 1.00% or (2) a reserve adjusted LIBO rate determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars, Pounds or Euro, as applicable, for the applicable interest period.

The applicable rate for borrowings with respect to the tranche A term loan facility and revolving credit facility are initially (i) for the Fixed Rate tranche A term loans and Daily Rate tranche A loans, 2.00% and 1.00%, respectively, and (ii) for the Fixed Rate revolving credit loans and Daily Rate revolving credit loans, 1.625% and 0.625%, respectively. Following delivery of financial statements for the first full fiscal quarter following the closing date of the Amendment and Restatement such rates will be based on (i) in the event that the Company is rated “investment grade”, the Company’s credit rating or (ii) otherwise, the Company’s leverage ratio, each as defined in the Credit Agreement, in accordance with the applicable table below.

The applicable rates for the Fixed Rate tranche B term loan and the Daily Rate tranche B loan are 2.75% and 1.75%, respectively.

In addition to paying interest on outstanding principal under the term loan facilities, the U.S. Borrower is required to pay a facility fee to the lenders under the revolving credit facility which is (i) initially, 0.375% and (ii) following delivery of financial statements for the first full fiscal quarter following the closing date of the Amendment and Restatement such facility fee shall be based on (a) in the event that the Company is rated “investment grade”, the Company’s credit rating or (b) otherwise, the Company’s leverage ratio, each as defined in the Credit Agreement, in accordance with the applicable table below. The applicable borrowers must also pay customary letter of credit fees.

Leverage-based Grid:

Category	Leverage Ratio	Fixed Rate Spread Tranche A Loans	Daily Rate Spread Tranche A Loans	Fixed Rate Spread Revolving Loans	Daily Rate Spread Revolving Loans	Facility Fee Revolving Credit Commitments
Category 1	Greater than 2.50 to 1.00	2.75%	1.75%	2.25%	1.25%	0.50%

Category 2	Greater than 2.00 to 1.00 but less than or equal to 2.50 to 1.00	2.25%	1.25%	1.80%	0.75%	0.45%

Category 3	Greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00	2.00%	1.00%	1.625%	0.625%	0.375%

Category 4	Greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00	1.75%	0.75%	1.40%	0.375%	0.35%

Category 5	Equal to or less than 1.00 to 1.00	1.50%	0.50%	1.15%	0.125%	0.35%

Ratings-based Grid:

Category	Credit Rating		Fixed Rate Spread Tranche A Loans	Daily Rate Spread Tranche A Loans	Fixed Rate Spread Revolving Loans	Daily Rate Spread Revolving Loans	Facility Fee Revolving Credit Commitments
	S&P	Moody’s
Category 1	≥ A-	≥ A3	0.95%	0%	.85%	0%	0.10%
Category 2	BBB+	Baa1	1.05%	0.05%	.90%	0%	0.15%
Category 3	BBB	Baa2	1.15%	0.15%	.95%	0%	0.20%
Category 4	BBB-	Baa3	1.25%	0.25%	1.00%	0%	0.25%

Prepayments

The Credit Agreement requires the U.S. Borrower to offer to prepay outstanding term loans, subject to certain exceptions, as follows:

•	100% of the net cash proceeds of certain asset sales by the U.S. Borrower or any other subsidiary of the Company;

•	100% of the net cash proceeds from the issuance of debt by the Company or any of its subsidiaries, other than proceeds from debt permitted under the Credit Agreement; and

•	50% (which percentage shall be reduced to 25% or 0% subject to the Company and the U.S. Borrower attaining certain leverage tests) of the Company’s annual excess cash flow.

The foregoing mandatory prepayments are applied pro rata to the remaining amortization payments under the Credit Agreement. The Credit Agreement does not require the borrowers to prepay outstanding loans under the revolving credit facilities, except on any date on which the sum of all outstanding revolving credit loans, all outstanding swingline loans and the total lenders’ letter of credit exposure exceeds 105% of the total revolving credit commitments under the Credit Agreement, in which case the borrowers must pay 100% of such excess amount.

The borrowers may voluntarily repay outstanding loans under the term loan facility and the revolving credit facility at any time. All prepayments of term and revolving loans shall be subject to certain customary “breakage” costs with respect to Fixed Rate loans. In addition, the borrowers may elect to permanently terminate or reduce all or a portion of the revolving credit commitments and the letter of credit sub-limit under the revolving credit facility at any time without premium or penalty.

Amortization and Maturity

The U.S. Borrower is required to repay installments on (i) the tranche A term loans in quarterly principal amounts of, until March 31, 2016, 1.875% of the aggregate principal amount outstanding, from June 30, 2016 until March 31, 2017, 3.75% of the aggregate principal amount outstanding, and from June 30, 2017 and on, 15.625% of the aggregate principal amount outstanding, with the balance payable on March 28, 2018 and (ii) the tranche B term loans in quarterly principal amounts of 0.25% of the aggregate principal amounts outstanding, with the balance payable on March 28, 2021. The entire principal amount of revolving credit loans outstanding (if any) under the revolving credit facility are due and payable in full at maturity on March 28, 2018, on which day the revolving credit commitments thereunder will terminate. The entire principal amounts (if any) of swingline loans outstanding under the revolving credit facility are due and payable in full on March 28, 2018, on which day the swingline commitments thereunder will terminate.

Guarantee and Security

All obligations under the Credit Agreement are unconditionally guaranteed by the Company and each of its direct and indirect U.S. material subsidiaries. The obligations of the foreign subsidiaries under the Credit Agreement are unconditionally guaranteed by the U.K. Borrower, the Canadian Borrower, CBRE Global Holdings S.A.R.L., Relam Amsterdam Holdings B.V. and CBRE Limited Partnership.

All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by, subject to certain exceptions, a first-priority pledge of 100% of the capital stock of the U.S. Borrower and certain of its subsidiaries (but not more than 65% of the capital stock of any material first-tier non-U.S. subsidiary; certain lower-tier non-U.S. subsidiaries guarantee the obligations of the foreign subsidiaries that are borrowers under the Credit Agreement).

Covenants and Events of Default

The Credit Agreement includes financial covenants requiring the Company and the Borrowers to maintain a maximum leverage ratio and minimum interest coverage ratio. In addition, the Credit Agreement also contains other customary affirmative and negative covenants and events of default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer